WILLIS LEASE FINANCE CORPORATION

FIRST AMENDMENT
TO
CERTIFICATE OF DESIGNATIONS, PREFERENCES,
AND RELATIVE RIGHTS AND LIMITATIONS
OF
SERIES B PREFERRED STOCK

Willis Lease Finance Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies that:

1.The name of the Corporation is Willis Lease Finance Corporation.

2.The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware (the “Filing Office”) on March 12, 1998. On September 25, 2026, the Corporation filed with the Filing Office the Certificate of Designations, Preferences, and Relative Rights and Limitations of the Series B Preferred Stock (the “Series B Certificate of Designations”).

3.This First Amendment to the Series B Certificate of Designations (this “Amendment”) was duly adopted and approved in accordance with Section 242 of the General Corporation Law and Section 13 of the Series B Certificate of Designations.

4.This Amendment shall become effective as of September 30, 2026.

5.The Series B Certificate of Designations is hereby amended as follows:

A.Section 2 of the Series B Certificate of Designations is amended and restated in its entirety as follows:

“2.    Number of Shares. As of the date of this Certificate of Designations, the total number of authorized shares of the Series B Preferred Stock is 1,750,000. Each share of Series B Preferred Stock shall have a par value of $0.01 per share. The number of shares of the Series B Preferred Stock may from time to time be increased or decreased (but not below the number then outstanding) by the Board of Directors, subject to the Certificate of Incorporation, Section 151(g) of the Act, and the provisions of this Certificate of Designations. Effective as of September 30, 2026 (the “Effective Time”), the total number of authorized shares of the Series B Preferred Stock is 5,250,000 and each share of Series B Preferred Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any further action by the Company or the stockholders thereof, be subdivided into three (3) validly issued, fully paid and non-assessable shares of Series B Preferred Stock, reflecting a three (3) for one (1) forward stock split (the “Forward Stock Split”). The par value of the Series B Preferred Stock shall remain $0.01 per share. Each certificate that immediately prior to the Effective Time represented shares of Series B Preferred Stock (“Old Certificates”) shall thereafter represent that number of shares of Series B Preferred Stock into which the shares of Series B Preferred Stock represented by the Old Certificate shall have been subdivided, pursuant to the Forward Stock Split, until such certificate is surrendered to the Company for cancellation or exchange. For the avoidance of doubt, no adjustments to the dividend rates set forth in paragraph (b) of Section 3 of the Certificate of Designations shall be deemed appropriate, and no such adjustments shall be effected, in connection with the Forward Stock Split, notwithstanding any references in such paragraph to appropriate adjustments in connection with stock splits.”

B.Paragraph (a) of Section 4 of the Series B Certificate of Designations is amended such that “liquidation preference of $20.00 per share” shall be replaced with “liquidation preference of one-third (1/3) of $20.00 per share”.

C.Paragraph (h) of Section 6 of the Series B Certificate of Designations is amended such that “one vote per each $20.00 of Liquidation Value” shall be replaced with “one vote per each one-third (1/3) of $20.00 of Liquidation Value”.

D.A new Section 14 of the Series B Certificate of Designations is added as follows:

“14.     Calculations. With respect to any rights of the holders of Series B Preferred Stock that are calculated with reference to the Liquidation Value, including without limitation the right to the payment of dividends pursuant to Section 3, a holder’s right shall be calculated by determining such holder’s aggregate mathematical entitlement, based on the number of shares of Series B Preferred Stock held by such holder, and then rounding such aggregate result to the nearest whole cent.”

[Signature page follows]

IN WITNESS WHEREOF, Willis Lease Finance Corporation has authorized and caused this First Amendment to be executed and attested as set forth below as of this 25th day of September, 2026.

WILLIS LEASE FINANCE CORPORATION

By:    /s/ Scott B. Flaherty

Name:    Scott B. Flaherty

Title:    EVP & Chief Financial Officer

Attest:

By:    /s/ Z. Clifton Dameron IV

Name:    Z. Clifton Dameron IV

Title:    Corporate Secretary

Signature Page to First Amendment to Series B Certificate of Designations